ABERCROMBIE & FITCH REPORTS SECOND QUARTER RESULTS

New Albany, Ohio, August 26, 2015: Abercrombie & Fitch Co. (NYSE: ANF) today reported second quarter financial results that reflected a GAAP net loss of $0.8 million and net loss per diluted share of $0.01 for the thirteen weeks ended August 1, 2015, compared to GAAP net income of $12.9 million and net income per diluted share of $0.17 for the thirteen weeks ended August 2, 2014.

Excluding certain items, the Company reported an adjusted non-GAAP net income of $8.6 million and net income per diluted share of $0.12 for the second quarter, compared to adjusted non-GAAP net income of $14.1 million and net income per diluted share of $0.19 for the second quarter last year. The year-over-year reduction in adjusted non-GAAP net income per diluted share included an adverse impact from changes in foreign currency exchange rates of approximately $0.18.

On a sequential basis, comparable sales trends improved broadly from last quarter. In addition, adjusted non-GAAP operating and net income were above last year on a constant currency basis.

A reconciliation of GAAP financial measures to non-GAAP financial measures is included in a schedule accompanying the consolidated financial statements with this release.

Arthur Martinez, Executive Chairman, said:

"In our second quarter, we delivered a meaningful sequential improvement in comparable sales, stabilized gross margins and achieved significant expense reductions. Our results exceeded what we signaled in our first quarter earnings call and give us confidence that we are on the right track, although we recognize that we still have much to achieve.

We continue to take steps to revitalize our performance, maintaining an intense focus on improving the customer experience. We made good progress in Hollister and abercrombie kids, but more modest progress at Abercrombie & Fitch. To accelerate our efforts, we have reinvigorated Abercrombie & Fitch’s brand design and merchandising teams, recruiting a number of talented executives with expertise relevant to our needs.

We understand the challenges ahead. We are taking the steps necessary to deliver continued improvement in our performance and to establish very clear brand positions that will guide all elements of our business and provide the foundation for long-term profitability and growth."

Second Quarter Sales Results

Net sales for the second quarter decreased 8% to $817.8 million from the second quarter last year, which included a comparable sales decline of 4% and an adverse impact from changes in foreign currency exchange rates of approximately 5%.

Sequential improvements in comparable sales trends were driven largely by Hollister and abercrombie kids and internationally. The Company achieved positive comparable sales in Asia and Canada and broad-based sequential improvement in Europe, including in the UK, Germany and France.

Comparable Sales Summary - Brand (1)	First Quarter	Second Quarter	Year-to-Date
Abercrombie(2)	(9)%	(7)%	(8)%
Hollister	(6)%	(1)%	(4)%
Total Company	(8)%	(4)%	(6)%

Comparable Sales Summary - Geography (1)	First Quarter	Second Quarter	Year-to-Date
United States	(7)%	(4)%	(6)%
International	(9)%	(4)%	(6)%
Total Company	(8)%	(4)%	(6)%
(1) Comparable sales are calculated on a constant currency basis and exclude Gilly Hicks.
(2) Abercrombie includes the Abercrombie & Fitch and abercrombie kids brands.

Net sales for the second quarter decreased 9% to $380.6 million for Abercrombie and 6% to $437.1 million for Hollister. Comparable sales for the second quarter decreased 7% in Abercrombie and 1% in Hollister.

Net sales for the second quarter decreased 6% to $514.5 million in the U.S. and 12% to $303.2 million internationally. Comparable sales for the second quarter decreased 4% in the U.S. and 4% internationally.

Net sales from direct-to-consumer and omnichannel grew to approximately 21% of the total Company net sales in the second quarter, compared to approximately 19% of total Company net sales last year.

Additional Second Quarter Results Commentary

The gross profit rate for the second quarter was 62.3%, 20 basis points higher than last year. Excluding certain items, the adjusted gross profit rate for the second quarter was 62.0%, reflecting a 110 basis point improvement over last year on a constant currency basis, primarily driven by lower average unit cost. Adjusted gross profit for the quarter excluded a benefit of $2.6 million related to higher than expected recoveries on the inventory write-down associated with the Company's first quarter decision to accelerate the disposition of certain aged inventory.

Stores and distribution expense for the second quarter was $389.2 million, down from $426.3 million last year. Excluding certain items, adjusted stores and distribution expense decreased $37.3 million, as a result of benefits from changes in foreign currency exchange rates, as well as expense reduction efforts and the realization of expense savings on lower sales. Adjusted stores and distribution expense for the quarter excluded $1.4 million of charges primarily related to accelerated depreciation and disposal costs associated with the first quarter decision to discontinue the use of certain store fixtures, partially offset by favorable terms associated with store closures, compared to $1.2 million of excluded charges last year related to the Company's profit improvement initiative.

Marketing, general and administrative expense for the second quarter was $119.8 million, up from $111.0 million last year. Excluding certain items, adjusted marketing, general and administrative expense for the second quarter decreased $6.2 million, primarily due to expense reduction efforts during the quarter. Adjusted marketing, general and administrative expense for the quarter excluded $15.8 million in legal settlement charges related to various lawsuits, compared to $0.7 million of excluded charges related to the Company's profit improvement initiative last year.

The Company recognized restructuring charges of $0.4 million last year, associated with the closure of the Gilly Hicks stand-alone stores, which were excluded from adjusted results.

Net other operating income was $1.1 million for the second quarter, compared to $4.3 million last year which had included insurance recoveries of $2.9 million.

The effective tax rate remains highly sensitive to the earnings mix by jurisdiction, particularly at lower levels of profitability.

The Company ended the quarter with $408.3 million in cash and cash equivalents, and gross borrowings under the Company's term loan agreement of $297.8 million, compared to $310.7 million in cash and cash equivalents and $188.0 million in borrowings last year.

The Company ended the quarter with $478.6 million in inventory, a decrease of 13.0% versus last year.

During the quarter, the Company opened two international Hollister chain stores, one international Abercrombie & Fitch chain store and one U.S. Abercrombie & Fitch chain store. A summary of store openings and closings for the second quarter is included with the financial statement schedules following this release.

Other Developments

As previously announced, on August 20, 2015, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on September 9, 2015 to stockholders of record at the close of business on September 1, 2015.

Outlook

With regard to the second-half of its fiscal year 2015, the Company expects:

•	Further comparable sales trend improvement, skewed towards the fourth quarter.

•	Continued headwinds from foreign currency exchange rates based on current exchange rates.

•	Gross margin rate to be approximately flat compared to last year, but up on a constant currency basis.

•
Operating expense to be approximately flat compared to last year after absorbing the restoration of incentive compensation provisions, the effects of which will skew toward the third quarter, excluding the effects relating to changes in comparable sales.

•	A weighted average diluted share count of approximately 70 million shares, excluding effects of potential share buybacks.

In addition, the Company expects an elevated tax rate on a full year basis, which remains highly sensitive to earnings mix by jurisdiction. Over time, the sustainable tax rate is expected to return to the mid-to-upper 30's.

The Company also expects capital expenditures of approximately $150 million for the full-year. These expenditures will focus on the opening of new stores and store updates, as well as direct-to-consumer and IT investments to support growth initiatives.

The Company plans to open 15 full-price stores in fiscal 2015 in the key growth markets of China, Japan and the Middle East, six full price stores in North America and ten new outlet stores in the U.S. In addition, the Company anticipates closing approximately 60 stores in the U.S. during the fiscal year through natural lease expirations.

Excluded from the Company's outlook for the remainder of fiscal year 2015 are potential charges related to impairments and store closings and other potential charges related to its restructuring efforts.

An investor presentation of second quarter results will be available in the "Investors" section of the Company's website at www.abercrombie.com at approximately 8:00 AM, Eastern Daylight Time, today.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for Men, Women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids and Hollister Co. brands. At the end of the second quarter, the Company operated 783 stores in the United States and 171 stores across Canada, Europe, Asia and the Middle East. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com.

Today at 8:30 AM, Eastern Daylight Time, the Company will conduct a conference call. Management will discuss the Company's performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (888) 551-9018 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-2367. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 2382999 or through www.abercrombie.com.

Investor Contact:

Brian Logan
Abercrombie & Fitch
(614) 283-6877
Investor_Relations@abercrombie.com

Media Contact:

Michael Scheiner
Abercrombie & Fitch
(614) 283-6192
Public_Relations@abercrombie.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "FORWARD-LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2015, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for fiscal 2015 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity; the inability to manage our inventory commensurate with customer demand and changing fashion trends could adversely impact our sales levels and profitability; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; we are currently involved in a selection process for a new Chief Executive Officer and if this selection process is delayed our business could be negatively impacted; failure to realize the anticipated benefits of our recent transition to a brand-based organizational model could have a negative impact on our business; a significant component of our growth strategy is international expansion, which requires significant capital investment, the success of which is dependent on a number of factors that could delay or prevent the profitability of our international operations; direct-to-consumer sales channels are a focus of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations; our inability to successfully implement our strategic plans, including our restructuring efforts, could have a negative impact on our growth and profitability; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions in which most of our stores are located; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; we depend upon independent third parties for the manufacture and delivery of all our merchandise, a disruption of which could result in lost sales and could increase our costs; our reliance on two distribution centers domestically and third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; we may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business; in a number of our European stores, associates are represented by workers’ councils and unions, whose demands could adversely affect our profitability or operating standards for our brands; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; our litigation and regulatory compliance exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations; the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; changes in and compliance with the regulatory or compliance landscape could adversely affect our business and results of operations; our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and, compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	August 1, 2015	% of Net Sales	August 2, 2014	% of Net Sales
	(Unaudited)		(Unaudited)
NET SALES	$817,756	100.0%	$890,605	100.0%
Cost of goods sold	307,894	37.7%	337,649	37.9%
GROSS PROFIT	509,862	62.3%	552,956	62.1%
Stores and distribution expense	389,193	47.5%	426,301	47.9%
Marketing, general and administrative expense	119,846	14.7%	111,033	12.5%
Restructuring charge	—	—%	419	—%
Other operating income, net	(1,139)	(0.1)%	(4,290)	(0.5)%
OPERATING INCOME	1,962	0.2%	19,493	2.2%
Interest expense, net	4,567	0.5%	2,020	0.2%
INCOME (LOSS) BEFORE TAXES	(2,605)	(0.3)%	17,473	2.0%
Tax expense (benefit)	(3,217)	(0.4)%	4,596	0.6%
NET INCOME	612	0.1%	12,877	1.4%
Less: Net income attributable to non-controlling interest	1,422	0.2%	—	—%
NET INCOME (LOSS) ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.	$(810)	(0.1)%	$12,877	1.4%

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.:
BASIC	$(0.01)		$0.18
DILUTED	$(0.01)		$0.17

WEIGHTED-AVERAGE SHARES OUTSTANDING
BASIC	69,713		72,436
DILUTED	69,713		73,756

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Twenty-Six Weeks Ended		Twenty-Six Weeks Ended
	August 1, 2015	% of Net Sales	August 2, 2014	% of Net Sales
	(Unaudited)		(Unaudited)
NET SALES	$1,527,178	100.0%	$1,713,033	100.0%
Cost of goods sold	605,767	39.7%	648,418	37.9%
GROSS PROFIT	921,411	60.3%	1,064,615	62.1%
Stores and distribution expense	780,831	51.1%	843,872	49.2%
Marketing, general and administrative expense	227,379	14.9%	234,614	13.7%
Restructuring (benefit) charge	(1,598)	(0.1)%	6,052	0.4%
Asset impairment	6,133	0.4%	—	—%
Other operating income, net	(3,099)	(0.2)%	(7,910)	(0.5)%
OPERATING LOSS	(88,235)	(5.8)%	(12,013)	(0.7)%
Interest expense, net	9,206	0.6%	4,017	0.2%
LOSS BEFORE TAXES	(97,441)	(6.4)%	(16,030)	(0.9)%
Tax benefit	(34,807)	(2.3)%	(5,236)	(0.3)%
NET LOSS	(62,634)	(4.1)%	(10,794)	(0.6)%
Less: Net income attributable to non-controlling interest	1,422	0.1%	—	—%
NET LOSS ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.	$(64,056)	(4.2)%	$(10,794)	(0.6)%

NET LOSS PER SHARE ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.:
BASIC	$(0.92)		$(0.15)
DILUTED	$(0.92)		$(0.15)

WEIGHTED-AVERAGE SHARES OUTSTANDING
BASIC	69,612		73,459
DILUTED	69,612		73,459

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)

	August 1, 2015	January 31, 2015	August 2, 2014
ASSETS	(Unaudited)		(Unaudited)
CURRENT ASSETS:
Cash and equivalents	$408,311	$520,708	$310,740
Receivables	72,477	52,910	75,679
Inventories	478,618	460,794	550,227
Deferred income taxes, net	40,724	13,986	34,264
Other current assets	103,012	116,574	105,983
TOTAL CURRENT ASSETS	1,103,142	1,164,972	1,076,893
PROPERTY AND EQUIPMENT, NET	947,053	967,001	1,098,240
OTHER ASSETS	372,006	373,194	388,043
TOTAL ASSETS	$2,422,201	$2,505,167	$2,563,176

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$199,412	$141,685	$160,280
Accrued expenses	299,301	282,736	277,592
Short-term portion of deferred lease credits	25,304	26,629	31,397
Income taxes payable	3,094	32,804	14,955
Short-term portion of borrowings, net	2,017	2,102	75,000
TOTAL CURRENT LIABILITIES	529,128	485,956	559,224
LONG-TERM LIABILITIES:
Long-term portion of deferred lease credits	$98,943	$106,393	$128,678
Long-term portion of borrowings, net	289,834	291,310	112,500
Leasehold financing obligations	48,381	50,521	59,937
Other liabilities	169,968	181,286	211,473
TOTAL LONG-TERM LIABILITIES	607,126	629,510	512,588
TOTAL ABERCROMBIE & FITCH CO. STOCKHOLDERS’ EQUITY	1,284,525	1,389,701	1,491,364
Non-controlling interest	1,422	—	—
TOTAL SHAREHOLDERS' EQUITY	1,285,947	1,389,701	1,491,364

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,422,201	$2,505,167	$2,563,176

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended August 1, 2015
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	EXCLUDED ITEMS (2)	ADJUSTED NON-GAAP (3)
GROSS PROFIT	$509,862	$(2,621)	$507,241
Stores and distribution expense	389,193	1,394	387,799
Marketing, general and administrative expense	119,846	15,753	104,093
OPERATING INCOME	1,962	14,526	16,488

INCOME (LOSS) BEFORE TAXES	(2,605)	14,526	11,921

Tax expense (benefit)	(3,217)	5,119	1,902
NET INCOME (LOSS) ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.	$(810)	$9,407	$8,597

NET INCOME (LOSS) PER DILUTED SHARE:	$(0.01)	$0.13	$0.12

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded items consist of pre-tax charges of $15.8 million related to legal settlement charges and, $2.2 million primarily related to accelerated depreciation and disposal costs associated with the first quarter decision to discontinue the use of certain store fixtures recognized in stores and distribution expense and pre-tax benefits of $2.6 million related to higher than expected recovery on inventory previously written-down recognized in gross profit, and $0.8 million related to favorable terms associated with store closures recognized in stores and distribution expense.

(3) Non-GAAP financial measures should not be used as alternatives to the most directly comparable GAAP financial measures and are also not intended to supersede or replace the Company's GAAP financial measures. The Company believes it is useful to investors to provide the non-GAAP financial measures to assess the Company's operating performance.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended August 2, 2014
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	EXCLUDED ITEMS (2)	ADJUSTED NON-GAAP (3)
Stores and distribution expense	$426,301	$1,245	$425,056
Marketing, general and administrative expense	111,033	719	110,314
Restructuring charges	419	419	—
OPERATING INCOME	19,493	2,383	21,876

INCOME BEFORE TAXES	17,473	2,383	19,856

Tax expense	4,596	1,198	5,794
NET INCOME ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.	$12,877	$1,185	$14,062

NET INCOME PER DILUTED SHARE:	$0.17	$0.02	$0.19

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded items consist of pre-tax charges of $2.0 million related to the Company's profit improvement initiative, of which $1.2 million was recognized in stores and distribution expense and $0.7 million was recognized in marketing, general and administrative expense, and $0.4 million related to the restructuring of the Gilly Hicks brand recognized in restructuring charges.

(3) Non-GAAP financial measures should not be used as alternatives to the most directly comparable GAAP financial measures and are also not intended to supersede or replace the Company's GAAP financial measures. The Company believes it is useful to investors to provide the non-GAAP financial measures to assess the Company's operating performance.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Twenty-Six Weeks Ended August 1, 2015
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	EXCLUDED ITEMS (2)	ADJUSTED NON-GAAP (3)
GROSS PROFIT	$921,411	$24,240	$945,651
Stores and distribution expense	780,831	6,082	774,749
Marketing, general and administrative expense	227,379	17,523	209,856
Restructuring benefit	(1,598)	(1,598)	—
Asset impairment	6,133	6,133	—
OPERATING LOSS	(88,235)	52,380	(35,855)

LOSS BEFORE TAXES	(97,441)	52,380	(45,061)

Tax benefit	(34,807)	16,901	(17,906)
NET LOSS ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.	$(64,056)	$35,479	$(28,577)

NET LOSS PER DILUTED SHARE:	$(0.92)	$0.51	$(0.41)

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of pre-tax charges of $24.2 million related to an inventory write-down recognized in gross profit, $15.8 million related to legal settlement charges, $3.6 million of accelerated depreciation and disposal costs recognized in stores and distribution expense, and $4.5 million of asset impairment related to the discontinued use of certain store fixtures recognized in asset impairment, $1.8 million related to lease termination and store closures recognized in stores and distribution expense, $2.5 million related to the Company's continuous profit improvement program, of which $0.7 million was recognized in stores and distribution expense and $1.8 million was recognized in marketing, general and administrative expense and $1.6 million of fair value adjustments related to a company owned aircraft that has been sold recognized in asset impairment and a pre-tax benefit of $1.6 million related to the restructuring of the Gilly Hicks brand recognized in restructuring charges.

(3) Non-GAAP financial measures should not be used as alternatives to the most directly comparable GAAP financial measures and are also not intended to supersede or replace the Company's GAAP financial measures. The Company believes it is useful to investors to provide the non-GAAP financial measures to assess the Company's operating performance.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Twenty-Six Weeks Ended August 2, 2014
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	EXCLUDED ITEMS (2)	ADJUSTED NON-GAAP (3)
Stores and distribution expense	$843,872	$2,009	$841,863
Marketing, general and administrative expense	234,614	9,920	224,694
Restructuring charge	6,052	6,052	—
OPERATING INCOME (LOSS)	(12,013)	17,981	5,968

INCOME (LOSS) BEFORE TAXES	(16,030)	17,981	1,951

Tax expense (benefit)	(5,236)	6,104	868
NET INCOME (LOSS) ATTRIBUTABLE TO ABERCROMBIE & FITCH CO.	$(10,794)	$11,877	$1,083

NET INCOME (LOSS) PER DILUTED SHARE:	$(0.15)	$0.16	$0.01

(1) "GAAP" refers to accounting principles generally accepted in the United States of America.

(2) Excluded Items consist of pre-tax charges of $6.9 million for legal, advisory and other charges related to certain corporate governance matters recognized in marketing, general and administrative expense, $6.1 million related to the restructuring of the Gilly Hicks brand recognized in restructuring charges, and $5.0 million related to the Company's profit improvement initiative, of which $2.0 million was recognized in stores and distribution expense and $3.0 million was recognized in marketing, general and administrative expense.

(3) Non-GAAP financial measures should not be used as alternatives to the most directly comparable GAAP financial measures and are also not intended to supersede or replace the Company's GAAP financial measures. The Company believes it is useful to investors to provide the non-GAAP financial measures to assess the Company's operating performance.

Abercrombie & Fitch Co.
U.S. Store Count
(Unaudited)
Thirteen Week Period Ended August 1, 2015

Store Activity	Abercrombie(1)	Hollister	Total
May 2, 2015	354	432	786

New	1	—	1

Closed	(1)	(3)	(4)

August 1, 2015	354	429	783

Abercrombie & Fitch Co.
International Store Count
(Unaudited)
Thirteen Week Period Ended August 1, 2015

Store Activity	Abercrombie(1)	Hollister	Total
May 2, 2015	33	137	170

New	1	2	3

Closed	—	(2)	(2)

August 1, 2015	34	137	171

(1) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts with Abercrombie & Fitch are represented as a single store count.

Abercrombie & Fitch Co.
U.S. Store Count
(Unaudited)
Twenty-Six Week Period Ended August 1, 2015

Store Activity	Abercrombie(1)	Hollister	Total
January 31, 2015	361	433	794

New	4	—	4

Closed	(11)	(4)	(15)

August 1, 2015	354	429	783

Abercrombie & Fitch Co.
International Store Count
(Unaudited)
Twenty-Six Week Period Ended August 1, 2015

Store Activity	Abercrombie(1)	Hollister	Total
January 31, 2015	32	135	167

New	2	4	6

Closed	—	(2)	(2)

August 1, 2015	34	137	171

(1) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts with Abercrombie & Fitch are represented as a single store count.